Exhibit 99.1

Asta Funding, Inc. Announces Decision to Restate First Quarter 2017

Englewood Cliffs, NJ (May 15, 2017) — Asta Funding, Inc. (NASDAQ: ASFI) (“Asta” or the “Company”) announced today that it will be restating its previously issued unaudited consolidated financial statements as of and for the quarter ended December 31, 2016 (the “Restated Period”) included in the Form 10-Q filed February 9, 2017. The Audit Committee of the Company’s Board of Directors has concluded, after consultation with the Company’s independent registered public accounting firm, EisnerAmper, LLP, and on the recommendation of the Company’s management, that these financial statements and disclosures should no longer be relied upon. The Company will restate its unaudited consolidated financial statements for the Restated Period to reflect adjustments in the fair market value for structured annuity settlements and life contingency assets of CBC Settlement Funding, LLC, a 100% owned subsidiary of the Company (“CBC”).

CBC purchases periodic payments under structured settlements and annuity policies from individuals in exchange for a lump sum payment (“Structured Settlements”). The Company elects to carry these Structured Settlements at fair value. Changes in fair value are recorded in unrealized gain (loss) in the Company’s statements of operations. For the quarter ended December 31, 2016, the Company did not reflect the quarterly increase in certain underlying benchmark interest rates used in determining fair value of the Structured Settlements. Therefore, the Company is now calculating fair market values for the Structured Settlements lower than the values previously reported by the Company in the unaudited consolidated financial statements for the Restated Period. Primarily as a result of the revised fair market value of the Structured Settlements, the Company currently anticipates that the restatement will result in an increase to the net loss previously reported for the quarter ended December 31, 2016 of less than $1.5 million. The financial statement adjustment relates to a non-cash item and has no material impact on cash flows from operating activities, investing activities or financing activities.

The Company will restate its previously issued unaudited consolidated financial statements and file a Form 10-Q/A for the Restated Period as soon as reasonably practicable. In connection with this restatement, the Company will correct the financial statements for all known errors, including those that were previously corrected in prior filings as immaterial out-of-period adjustments. These adjustments consist of (i) an asset reclassification on the balance sheet of $1.4 million from cash and cash equivalents to an international portfolio acquired for liquidation and (ii) the activity for the month of December 2016 for two international subsidiaries of the Company, whose effect on the consolidated statement of operations will result in an increase to the previously reported net loss for the quarter ended December 31, 2016 of less than $100,000, where the reporting packages were delayed and not received prior to the filing of the Company's Form 10-Q for the quarter ended December 31, 2016.

Due to the additional time required to address issues relating to the restatement of the Company’s previously issued unaudited consolidated financial statements for the Restated Period, the Company’s filing of its Form 10-Q for the quarter ended March 31, 2017 will be delayed. The Company will file the Form 10-Q for the quarter ended March 31, 2017 as soon as reasonably practicable.

About Asta Funding, Inc.

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of four complementary business segments: Personal Injury Claims, Structured Settlements, Consumer Debt and Disability Advocacy. Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include funding of personal injury claims through its wholly owned subsidiary, Simia Capital, LLC; structured settlements through its wholly owned subsidiary, CBC Settlement Funding LLC; acquiring and managing international distressed consumer receivables through its wholly owned subsidiary, Palisades Acquisitions LLC; and benefits advocacy through its wholly owned subsidiary, GAR Disability Advocates, LLC. For additional information, please visit our website at http://www.astafunding.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor's willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016, and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

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